Exhibit 10.2
AMENDMENT NO. 1
TO THE
MERCADOLIBRE, INC. 2009 LONG TERM RETENTION PROGRAM
WHEREAS, MercadoLibre, Inc. (the “Company”) maintains the 2009 Long Term Retention Program (the “Plan”), effective as of January 1, 2009;
WHEREAS, the Company desires to amend the Plan, effective as of the date this document is executed, to revise the definition of “Market Value” in the event the shares of Company common stock are delisted;
WHEREAS, Section 7.F. of the Plan authorizes the Board to make amendments to the Plan; and
WHEREAS, the Board has approved the amendment to the Plan set forth below;
NOW, THEREFORE, the Company amends the Plan, effective as of the date this document is executed, as follows:
1.	Article 2 of the Plan is amended by deleting existing Section 2G. of the Plan in its entirety and replacing it with the following:
“G. “Market Value” of a Share, as of any date, means (i) the average closing sale price of one Share as reported on a national stock exchange, including, but not limited to, the NASDAQ Global Market (a “National Stock Exchange”) during the 60-trading day period (or such shorter period as the Shares are so listed) ending on the last trading day of the calendar year preceding such date; (ii) if the Shares are not listed for trading on a National Stock Exchange during any day in that 60-trading day period but are quoted on the Over-the-Counter-Bulletin Board (the “OTCBB”), the mean between the closing bid and closing asked prices for the Shares as quoted on the OTCBB during the 60-trading day period (or such shorter period as the Shares are so quoted) ending on the last trading day of the calendar year preceding such date, (iii) if the Shares are not listed for trading on a National Stock Exchange or quoted on the OTCBB during any day in that 60-trading day period and the shares were last traded on a National Stock Exchange, the average closing sale price of one Share as reported on the National Stock Exchange during the 90-trading day period ending on the last day the Shares were listed for trading on such Exchange or (iv) if the Shares are not listed for trading on a National Stock Exchange or quoted on the OTCBB during any day in that 60-trading day period and the shares were last traded on the OTCBB, the mean between the closing bid and closing asked prices for the Shares as quoted on the OTCBB during the 90-trading day period ending on the last day the Shares were quoted on the OTCBB.”
2.	Except as specifically amended hereby, the remaining terms of the Plan will remain in full force and effect.
3.	Capitalized terms that are not defined herein have the meanings set forth in the Plan.

IN WITNESS WHEREOF, this Amendment No. 1 has been executed this June 25, 2010.

MERCADOLIBRE, INC.

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